RENMINBI LOAN CONTRACT

BY AND BETWEEN

CHANGXING CHISEN ELECTRIC CO., LTD.

AS LOANEE

AND

BANK OF CHINA (HONG KONG) LIMITED SHANGHAN BRANCH

AS LOANER

WHEREAS,

(1)	The Loanee submits loan application to the Loaner for the purpose as prescribed in Article 2 hereof;
(2)	Bank of China Limited Zhejiang Provincial Branch (BOC Zhejiang Branch) issues stand-by letter of credit to guarantee the loan;
(3)
The loanee, upon checking the loanee's application and the documents and materials related thereto, renders decision pursuant to the provisions hereof to offer the loanee the loan aggregately not exceeding RMB20 million (say twenty million Yuan Renminbi);

NOW, THEREFORE, the Loaner and the Loanee hereby enter into this Contract after full consultation.

Article 1	Definition and Construction

Unless the context otherwise construes or the text otherwise requires, the following terms as used in this Contract shall have the meanings set forth below:

Drawing Day	with respect to each sum of loan, means the date to actually offer such loan to the Loanee;

Legal Interest Rate
means the reference loan rate of financial institution set forth and/or promulgated (as adjusted from time to time) by the Headquarters of the People's Bank of China. The Legal Interest Rate shall be the reference to determine the loan rate under this Contract that will change together with the adjustment thereof.

Arrears
means all expired and unexpired money owed by the Loanee to the Loaner under this Contract, including the loan principal and interests (including overdue interest, penalty interest and double interest), stamp tax, handling fee, attorney's fee and other reasonable taxes and fees (including the fees payable to the third party) arising from this Contract.

Overdue Interest
means the interests collected by the Loaner on the aforesaid money at the overdue interest rate as prescribed in subsection 3.04 from the overdue date at the time of the Loanee's failure to repay the loan as scheduled (including, but not limited to, the loan principal and interest and other expenses payable).

Penalty Interest
means the penalty interest collected by the Loaner on the money used not pursuant to the purpose as set forth herein at the penalty interest rate as prescribed in subsection 3.05 at the time of the Loanee's failure to use the loan to the purpose as set forth herein.

Double Interest
means the interests collected by the Loaner on the unpaid interests and/or the Penalty Interest at the penalty interest rate as set forth herein at the time of the Loanee's failure to pay relevant interests (including the Penalty Interest) as scheduled.

Tax
means the aggregate or portion of the taxes in connection with the execution, performance and dispute resolution of this Contract, including, but not limited to, stamp tax, withholding tax on interest and other taxes in relation to the loan under this Contract.

Outlay
means the aggregate or portion of the taxes in connection with the execution, performance and dispute resolution of this Contract, including, but not limited to, premium, notarial fee, attorney's fee, legal cost and other fees in relation to the loan under this Contract.

Notice of Drawing	means any notice of drawing signed by the Loanee bearing the substantial contents and in the form as prescribed in Attachment 3 of this Contract.

Business Day	means the open days of the bank of the place in which the Loaner is located, other than Saturday, Sunday and other legal holidays defined by the Chinese government.

Year, Month, Day	mean the year, month and day of the calendar year.

Chinese Law or Law	means the present, as amended from time to time, and the latest law, rule and regulation of the People's Republic of China (excluding Hong Kong, Macao, Taiwan).

Article 2	Amount, Period and Purpose of Loan

2.01	Loan Amount

The loan amount under this Contract shall be RMB20 million (say twenty million Yuan Renminbi) (called as the Loan Amount hereunder), the actual Loan Amount shall be subject to the aggregate loan actually offered by the Loaner.

2.02	Loan Period

The loan period under this Contract shall be 12 months or the working days within one month prior to the expiry date of stand-by letter of credit (whichever is earlier), commencing from the date of drawing (first drawing) by the Loanee.

Thee Loaner, if able to prove the Loanee has no ability to perform this Contract, shall unilaterally be entitled to adjust the loan period specified hereinbefore by sending a prior written notice to the Loanee. Provided that the Loanee fails to furnish a written evidence satisfactory to the Loaner to certify its repayment ability, the Loaner shall be entitled to require in writing the Loanee to pay off all Arrears within 30 days.

2.03	Loan Purpose

The loan under this Contract shall be used to the Loanee's procurement of raw materials and daily operation. Without prior consent of the Loaner, the Loanee may not make any change of the loan purpose specified herein.

2.04	Without prior written consent of the Loaner, the Loanee may not apply for cancellation, in whole or in part, of the loan under this Contract after signature hereon.

Article 3	Interest, Overdue Interest and Penalty Interest

3.01	The Loanee shall pay the Loaner the loan interest under this Contract according to the provisions set forth below:

(1)	Loan rate: 5% up from the Legal Interest Rate.
(2)	The loan under this Contract shall be levied interest pursuant to the preceding subsection hereof, and the Loaner shall notify the Loanee of the loan rate and the interest date in writing.

Within the validity period of this Contract, the loan shall be quarterly accumulatively levied interest and settled for interest quarterly, each 360 days shall be calculating basis.

3.03
The Loanee shall pay the interest payable for current period pursuant hereto. If the payment day is not a business day, such payment shall be postponed to the succeeding business day, if adjacent month end, made on the business day prior to such date.

3.04	Provided that the Loanee fails to repay the loan as scheduled, the Loaner shall be entitled to collect the Overdue Interest on such overdue loan and/or Arrears since such overdue date.

3.05	Provided that the Loanee fails to use the loan to the purpose as specified herein, the Loaner shall be entitled to collect the Penalty Interest from the Loanee.

3.06
The loan that is not paid on time or not used to the purpose as specified herein shall be imposed the Overdue Interest and the Penalty Interest respectively pursuant to this Contract since the overdue date or the date on which the loan is not used to the said purpose till the date of full repayment.

3.07	The Loaner shall be entitled to recover the Overdue Interest, Penalty Interest and Double Interest as separate financial claim.

3.08	The Overdue Interest and Penalty Interest shall commence from the date payable and end on the date of full payment.

Article 4	Premises

Prior to the drawing, the Loanee shall submit to the Loaner the following documents consistent with the following conditions, or the Loaner will not offer any loan thereto:

4.01
Approval for Establishment, business license, articles of association, joint venture/contractual joint venture contract, capital verification report and other hardcopies of documents as deemed necessary to the Loaner.

4.02	The latest and true list of members of board of directors and sample signatures thereof.

4.03	The true resolution of the board of directors bearing the contents with respect to approval of execution of this Contract.

4.04	This Contract has been signed and sealed by authorized representatives of the parties hereto and has binding thereon.

4.05	The Loanee shall provides the Loaner with the true and effective “Credit Card” issued by the People’s Bank of China and the code thereof.

4.06	The Loanee has paid off all taxes and payables before the drawing.

4.07	Bank of China Zhejiang Branch has issued the stand-by letter of credit for this loan.

4.08	Bank of China Changxing Branch has signed on supervisions agreement.

4.09	Other documents, documentary evidence and/or other necessary conditions on the reasonable ground.

Article 5	Others

5.01	During the period of validity of this Contract, without the written consent of the Loaner, the Loanee may not repay the loan to its shareholder prior to the loan under this Contract.

5.02	During the period of validity of this Contract, without the written consent of the Loaner, the Loanee may not mark to the public or distribute dividend.

5.03	During the period of validity of this Contract, the Loanee shall in due time report to the Loaner the related transaction accounting for over 10% of the net assets thereof.

Article 6	Drawing and Effective Period of Drawing

6.01	After this Contract takes effect, the Loanee shall produce the official and complete Notice of Drawing before the Loaner at least 3 days before the proposed drawing day.

6.02	For installment drawing, the loan amount of each drawing by the Loanee may not be lower than RMB10 million.

6.03	The preceding Notice of Drawing shall be irrevocable upon after issuance.

6.04	The effective period of drawing under this Contract shall be 3 months since the date on which this Contract is signed.

Article 7	Repayment

7.01	Each loan to the Loanee may not exceed the loan period and shall be paid off in one lump sum at the time of expiry.

7.02
The Loanee shall repay all Arrears under this Contract in one lump sum on the final expiry date or prior thereto, including but not limited to the loan principal, interests (including but limited to Overdue Interest, Penalty Interest, Double Interest), tax, fees and other expenses. Provided that the Loanee has no enough money to repay all Arrears, the money shall be repaid in the order set forth below:

(1)	tax and other fees in relation to the loan;
(2)	Overdue Interest, Penalty Interest and Double Interest (if any);
(3)	Loan interest;
(4)	Loan principal.

7.03	The loan principal and interest (including, but not limited to, Overdue Interest, Penalty Interest, Double Interest) shall be counted and repaid in the currency of the loan.

7.04	The loan that has been repaid by the Loanee may not be re-loaned thereto.

Article	Early Repayment

8.01	The Loanee may repay the loan, in whole or in part, prior to the repayment date upon sending at least a ten-day's written notice to the Loaner.

8.02	The early repaid amount may not be less than RMB10 million and must be integer multiple of RMB5 million (exclusive of the final Arrears paid in advance).

8.03	The loan repaid in advanced may not be re-loaned except for a prior consent of the Loaner.

Article 9	Tax and Expense

9.01
The stamp tax, attorney's fee, registration fee, premium and other fees in relation to or collected by the guarantee, government, insurance company and any other third party shall be paid by the Loanee and/or the Guarantor. The Loaner shall be under no liability for the preceding expenses (including any fees incurred by the guarantee in relating to this Contract).

9.02	The Loanee shall pay the Loaner the following fees according to the requirement set forth thereby:

(1)
Attorney’s fees and other expenses incurred by the consultation, document processing in relation to the loan, or the cost, expense and fee arising from the amendment, modification, revision or waiver of this Contract; and

(2)	All costs, fees and expenses arising from maintenance or performance of this Contract or prevention of the overdue limitation of action.

9.03	The fees recovered by the Loaner to the Loanee shall not be levied interests.

9.04
After this Contract comes into effect, upon occurrence of any one of the following circumstances arising from the change or enactment of any law or regulation, the Loanee shall, upon the requirement by the Loaner, forthwith compensate the Loaner the relevant tax, fee, increased cost or reduced benefit:

(1)	any tax or fee that should be paid, or has been paid, by the Loanee;
(2)	cost increased for execution of this Contract or assumption of liability under this Contract; or
(3)	reduction of benefit or actual benefit earned by the Loaner.

Article 10	Guarantee Measure

10.01	The Loanee undertakes to use the following equity as the guarantee for this Contract:

Stand-by letter of credit opened by Bank of China Zhejiang Branch

10.02
Provided that the Guarantor is involved in financial decline or falls in capacity in repayment due to other reasons, the Loaner shall be entitled to require the Loanee to replace the Guarantor or provide new pledge.

Article 11	Statement and Commitment of the Loaner

11.01	The Loanee shall assume the duty to repay the loan pursuant to this Contract.

11.02	The Loanee shall irrevocably authorize the Loaner to deduct the expired arrears from the account designated thereby.

11.03
The Loanee shall, within 90 days after expiration of each fiscal year, submit the financial statement, contemporaneously with international finance data of each half year, operating situation, financial report and annually audited loan card, to the Loaner for examination.

11.04	Without the written consent of the Loaner, the Loaner may not take the following actions:

(1)	to sell, assign, lease, lend, transfer, mortgage, pledge, or dispose in other ways, the important assets in whole or in part;
(2)
change, or intend to change, the operating system or property form, including, but not limited to, lease on contract, joint management, reform pursuant to company law, reform under stock system, sales of company, merger, joint venture, split, establishment of subsidiary, property transfer, application for bankruptcy, reduction of registered capital;

(3)	change main officers;
(4)	provide guarantee to other debts;
(5)	change equity composition/shareholder, or transfer or pledge the equity interest;
(6)	return the loan to shareholder and/or distribute dividend; or
(7)	apply to other financial institution for loan, other than the loan that has been known to the Loaner at the time of approval of the loan under this Contract.

Article 12	Breach of Contract and Responsibility

12.01	The following circumstances shall be deemed breach of contract:

(1)	The Loanee (and or the Guarantor) violates any provisions set forth in this Contract and/or the guarantee contract related hereto or violates any provision set forth in the documents related hereto;
(2)	Any party participating in signature of any document in relation to the loan under this Contract violates any provision set forth therein;

(3)	The statement and promise made by the Loanee in this Contract is false, untrue, inaccurate or misleading;
(4)	Any approval or consent in relation to this Contract is certified invalid, out of legal force or is cancelled;
(5)	The Loanee, after entering into this Contract, refuses to signed or provide any document or situation in relation hereto or is in arrears of any fee payable thereby related hereto;
(6)	The Loanee refuses the supervision and examination by the Loaner of the use of the loan and the operating situation and financial condition thereof;
(7)	The Loanee, without authority, changes the original purpose of the loan, misappropriates the loan or applies the loan to illegal act;
(8)	The Loanee fails to repay the loan pursuant to the written notice sent by the Loner pursuant hereto;
(9)	The Loanee violates any provision of this Contract.

12.02
Upon occurrence of any one of the following circumstances with the Loanee, the Loaner shall entitled to suspend the offer of loan still not used by the Loanee and recover the principal and interests in whole or in part in advance:

(1)	to provide false material or conceal material financial situation;
(2)	without the authorization by the Loaner, to change the original purpose of the loan, misappropriate the loan or apply the loan to illegal transaction;
(3)	to refuses the supervision and examination by the Loaner of the use of the loan and the operating situation and financial condition of the Loanee;
(4)	to violate any other provision set forth in this Contract.

Article 13	Liability of the Loaner

The Loaner shall, pursuant to this Contract, offer the loan to the account designated by the Loanee.

Article 14	Recovery Cost

Any fee arising from the Loaner's recovery of loan from the Loanee shall be paid and undertaken by the Loanee.

Article 15	Tolerance and Division of Contract

15.02
All rights, benefits and remedies specified herein are accumulative, may be adopted simultaneously or separately, no exclusion of any other rights, benefits or remedies set forth by the laws and regulations.

15.02	The invalidity or failure of any provision hereof shall not have effect on the validity hereof and the guarantee contract related hereto.

Article 16	Transfer and Inheritance/Success

16.01	Transfer

(1)
The Loaner shall be entitled to transfer any right thereof under this Contract upon sending a written notice to the Loanee who shall assume to the transferee all liabilities and responsibilities thereof to the Loaner under this Contract.

(2)	Without the prior written consent of the Loaner, the Loanee may not transfer any right or liability thereof under this Contract.

16.02	Inheritance/Success

Provided that the Loanee is involved in the inheritance/success, such inheritor/successor shall assume to the Loaner all liabilities and responsibilities of the Loanee under this Contract.

Article 17	Communications

17.01
Unless this Contract otherwise requires, all communications and legal documents under this Contract or in connection therewith shall be sent in writing (including facsimile, telegram, telex and letter) to the address designated by the recipient for the last time to the sender.

17.02	If any party hereto changes the address, such changing party shall notify the other party thereof in due time.

17.03
Any communication sent by the Loaner, the Loanee by facsimile, telegram, telex and hand deliveryshall be deemed service to the other party, upon being sent, if by mail, shall be deemed service 7 days later.

Article 18	Miscellaneous

18.01	The title of this Contract is set only for convenience and has no any legal force at the time of construction of this Contract.

18.02	The attachments hereto are integral part hereof and shall be equally authentic with this Contract.

18.03	Unless this Contract otherwise specifies, any amendment hereto shall be approved by both parties hereto in writing.

18.04	This Contract shall become effect since being signed and sealed by both parties hereto.

18.05	This Contract shall be executed in two copies, one for each party, each of which shall be equally authentic.

Article 19	Applicable Law and Governance

19.01
The execution, construction and any dispute arising from or in connection with this Contract shall be governed by the Chinese Laws, if not applicable, subject to the practices set forth by the International Commercial Bank.

19.02
For any dispute arising from or in connection with this Contract, any party hereto shall be entitled to refer to the court of the place in which the Loaner is located. Both parties hereto shall irrevocably accept the jurisdiction of the court of the place in which the Loaner is located.

19.03	During the period of dispute, except the provisions under dispute, other provisions under this Contract shall continue to be effective.

Article 20	Other Matters

21.01	Absent temporarily.

(NO TEXT HEREUNDER)

Loaner: Bank of China Limited Zhejiang Provincial Branch (seal)
Signature by authorized representative: /s/ Sun Keping

Loanee: Changxing Chisen Electric Co., Ltd.
Signature by authorized representative: /s/ Xu Kecheng

Date: March 31, 2008